UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INSEEGO CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on January 10, 2017

This supplement (this “Supplement”) amends and supplements the definitive proxy statement (the “Proxy Statement”) initially filed with the U.S. Securities and Exchange Commission on December 5, 2016 by Inseego Corp. (“we”, “us”, “our”, “Inseego” or the “Company”) for a special meeting of stockholders of Inseego to be held on January 10, 2017, at 10:00 a.m. Pacific Time at the offices of Paul Hastings LLP located at 4747 Executive Drive, San Diego, California 92121. The purpose of the special meeting is to consider and vote upon, among other things, a proposal to adopt the Stock Purchase Agreement, dated as of September 21, 2016 (the “Purchase Agreement”), by and among Inseego, Novatel Wireless, Inc. (“Novatel Wireless”), T.C.L. Industries Holdings (H.K.) Limited, and Jade Ocean Global Limited. Pursuant to the Purchase Agreement, Inseego will sell all of the issued and outstanding shares of the common stock of Novatel Wireless to Jade Ocean Global Limited for $50 million in cash (the “Sale”). Defined terms used and not otherwise defined herein have the same meanings set forth in the Proxy Statement.

The information contained herein speaks only as of December 23, 2016, unless the information specifically indicates that another date applies.

The board of directors of Inseego has unanimously determined that the Purchase Agreement and the transactions contemplated thereby, including the Sale, are advisable, fair to and in the best interests of Inseego and our stockholders, has authorized and approved the Purchase Agreement and the transactions contemplated thereby, including the Sale, and unanimously recommends that you vote “FOR” the adoption of the Purchase Agreement, “FOR” the approval of the amendment to the Novatel Wireless amended and restated certificate of incorporation, “FOR” the advisory, non-binding approval of the compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated by the Purchase Agreement, and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the Purchase Agreement at the time of the special meeting.

If you have not already submitted a proxy for use at the special meeting, you are urged to do so promptly. No action in connection with this Supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Supplement and the other documents referred to herein contain “forward-looking statements” of Inseego within the meaning of Section 21E of the Exchange Act. For this purpose, any statements contained herein, other than statements of historical fact, may be forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include words such as “may”, “will”, “project”, “might”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, “continue” or “pursue” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this Supplement and the other documents referred to herein and relate to a variety of matters, including but not limited to, (i) the timing and anticipated completion of the proposed transactions contemplated by the Purchase Agreement, (ii) the outcome of pending litigation matters, (iii) receipt of approval from CFIUS, and (iv) other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Supplement and the other documents referred to herein. Additional factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Sale;

•	unexpected costs, charges or expenses resulting from the proposed Sale;

•	litigation or adverse judgments relating to the proposed Sale;

•	risks relating to the completion of the proposed Sale, including the risk that the required stockholder approval might not be obtained in a timely manner or at all, or that other conditions to the completion of the Sale will not be satisfied;

•	any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the proposed Sale; and

•	any changes in general economic and/or industry-specific conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Supplement or, in the case of documents referred to in this Supplement, as of the respective dates of those documents. Inseego disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this Supplement or to reflect the occurrence of unanticipated events, except as required by law.

LEGAL PROCEEDINGS RELATED TO THE SALE

A putative class action lawsuit has been filed by a purported stockholder of Inseego on behalf of himself and other similarly situated stockholders of Inseego against Inseego and the members of the Company’s board of directors challenging the proposed Sale and seeking, among other things, to enjoin the defendants from proceeding with the stockholder vote on the proposed Sale and completing the proposed Sale. If the plaintiffs are successful, such an injunction may delay or prevent the completion of the Sale.

The putative class action lawsuit was filed in the United States District Court for the Southern District of California alleging, among other things, that defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 in connection with the Sale, alleging that the Proxy was misleading or omitted material information concerning the sales process, Inseego’s financial projections, valuation analyses by Houlihan Lokey and potential conflicts of interest related to Houlihan Lokey. The complaint seeks, among other things, to enjoin the defendants from proceeding with the stockholder vote on the proposed Sale and completing the Sale until additional disclosure is provided to Inseego stockholders, damages and recovery of attorney’s fees and expenses.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT

Regulatory Clearance and Approvals Required for the Sale

The following disclosure supplements the discussion beginning on page 38 of the Proxy Statement under the heading “Government Approvals”.

On December 21, 2016, CFIUS informed the parties that it will conduct a 45-day review of the Sale that is to be completed no later than February 6, 2017.

While we have no reason to believe it will not be possible to obtain approval from CFIUS in a timely manner or without the imposition of any burdensome condition, there is no certainty that this approval will be obtained within the period of time contemplated by the Purchase Agreement or that any such approval would not be conditioned upon actions that would be materially adverse to Inseego or Purchasers.

Risk Factors

The following disclosure supplements the risk factors disclosed on page 14 under the heading “Risks Related to the Sale”.

There is currently litigation pending, and the potential for additional litigation, associated with the Sale, which could delay or prevent our ability to complete the Sale.

On December 20, 2016, a putative class action lawsuit, Goldsborough v. Inseego Corp., et al., U.S.D.C. for the Southern District of California, Case No. 3:16-cv-03068-JAH-NLS, was brought by a purported stockholder of Inseego on behalf of himself and other similarly situated stockholders of Inseego (the “Class Action”). As currently pending in the United States District Court for the Southern District of California, the Class Action challenges the proposed Sale and seeks, among other things, to enjoin the defendants from (a) proceeding with the shareholder vote on the proposed Sale and (b) consummating the proposed Sale, in each case, until the disclosure of additional material information is made. The Class Action also seeks damages and recovery of attorney’s fees and expenses.

The Class Action is in a very preliminary stage, with no responses to the complaint having been filed as of the date of this Supplement. We believe the Class Action is baseless and we intend to defend against it vigorously; however, we cannot be certain of the ultimate outcome of the Class Action or any other claim that may arise in the future. As a result, we may incur significant expenses associated with defending or settling the Class Action or paying any judgment if we lose. If we are unable to resolve the Class Action in a timely manner, such litigation may delay or prevent our ability to complete the Sale.

VOTING AND REVOCABILITY OF PROXIES

Proxies

The shares represented by the proxies received, properly marked, dated, and signed, or submitted over the Internet or by telephone by following the instructions on the proxy card, will be voted at the special meeting.

When a proxy card is properly executed and returned, the shares it represents will be voted at the special meeting as directed. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting and all of your shares will be voted “FOR” Proposal Nos. 1, 2, 3 and 4.

Revocability of Proxies

Proxies received at any time before the special meeting, and not changed or revoked before being voted, will be voted at the special meeting. Any person giving a proxy may revoke or change the proxy at any time before such proxy is voted at the special meeting. A proxy may be revoked by (i) delivering written notice to Inseego’s Corporate Secretary at Inseego’s principal executive office; (ii) executing and delivering a proxy bearing a later date to Inseego’s Corporate Secretary at Inseego’s principal executive office; or (iii) voting in person at the special meeting. Your attendance at the special meeting without further action on your part will not automatically revoke your proxy. If you have instructed your broker, dealer, bank or other nominee to vote your shares, you must follow directions received from your broker, dealer, bank or other nominee in order to change those instructions.

Stockholders of Inseego that do not wish to rescind their votes, including stockholders that have already voted in favor of Proposal Nos. 1, 2, 3 and 4, do not need to take any further action.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The stockholders of Inseego are being asked to approve the Sale. In order to solicit this approval, Inseego has filed certain solicitation documents with the SEC, including the Proxy Statement filed on December 5, 2016. The Proxy Statement was also mailed to Inseego’s stockholders on or about December 7, 2016. Investors and security holders are urged to read these documents and all related supplements and amendments because they contain (and will contain) important information about Inseego, the mobile broadband business and the Sale. Investors and security holders may obtain free copies of these documents and other related documents at the SEC’s web site at www.sec.gov or by directing a request to Inseego, 9605 Scranton Road, Suite 300, San Diego, California 92121, Attention: Stockholder Services.

PARTICIPANTS IN SOLICITATION

Inseego and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Inseego in connection with the Sale. Information regarding the interests of these directors and executive officers in the Sale is included in the Proxy Statement. Additional information regarding the directors and executive officers of Inseego is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 15, 2016 and the definitive proxy statement relating to the Company’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2016. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Stockholder Services at the Company, as described above.